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                                                                 EXHIBIT 21


                      SUBSIDIARIES OF THE COMPANY

                                                                STATE OF
             NAME                                             INCORPORATION
             ----                                             -------------

Professional Communications Systems, Inc.. . . . . . . . . .      Texas

Electronic Tracking Systems Inc. . . . . . . . . . . . . . .     Delaware

Contact Communications Inc.. . . . . . . . . . . . . . . . .     Delaware

The Message Express, Inc.. . . . . . . . . . . . . . . . . .     New York

Beepers to Go, Inc.. . . . . . . . . . . . . . . . . . . . .     Delaware

Metropolitan Houston Paging Services, Inc. . . . . . . . . .       Texas

A.G.R. Electronics, Inc. . . . . . . . . . . . . . . . . . .      Florida

ProNet Subsidiary, Inc.  . . . . . . . . . . . . . . . . . .      Delaware

Strategic Products Corporation . . . . . . . . . . . . . . .     California